Exhibit (a)(iii)

AMENDED AND RESTATED
SCHEDULE A
DATED JUNE 21, 2022
TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF
FUNDVANTAGE TRUST
SCHEDULE OF PORTFOLIOS AND CLASSES

Portfolio		Classes	Series Creation Date
1.	Lateef Focused Sustainable Growth Fund[1]	Class A/Class C/Class I/Class T3	August 2, 2007
2.	Private Capital Management Value Fund	Class A/Class C/Class I/Class R	December 11, 2009
3.	Pacific Capital Tax-Free Securities Fund	Class Y	February 9, 2010
4.	Pacific Capital Tax-Free Short Intermediate Securities Fund	Class Y	February 9, 2010
5.	Polen Growth Fund	Class A2/Class C2/Class T3/Investor Class4,5/Institutional Class	March 26, 2010
6.	EIC Value Fund	Class A/Class C/Institutional Class/Retail Class[6]	December 15, 2010
7.	Gotham Absolute Return Fund	Institutional Class	August 24, 2012
8.	Gotham Enhanced Return Fund	Institutional Class	March 21, 2013
9.	Gotham Neutral Fund	Institutional Class	June 3, 2013
10.	Quality Dividend Fund	Class A/Class C/Institutional Class[7]	June 3, 2013
11.	Pacific Capital U.S. Government Money Market Fund[8]	Institutional Class / Investor Class[9]	September 24, 2013

1 Prior to September 15, 2017, Lateef Focused Growth Fund was known as the “Lateef Fund.” Prior to December 9, 2019, Lateef Focused Sustainable Growth Fund was known as the “Lateef Focused Growth Fund.”

2 On December 18, 2013, Class A Shares and Class C were added.

3 On December 19, 2016, Class T shares were added.

4 On June 11, 2010, Investor Class Shares were added.

5 Prior to September 1, 2015, Investor Class Shares were known as Retail Class Shares.

6 On March 24, 2011, Class C and Retail Class were added.

7 On June 20, 2013, Institutional Class Shares were added.

Portfolio		Classes	Series Creation Date
12.	Polen Global Growth Fund [10]	Class A/Class C/Class T3/Institutional Class/Investor Class[5]	March 21, 2014
13.	Gotham Total Return Fund	Institutional Class/Investor Class	December 17, 2014
14.	Gotham Index Plus Fund[12]	Institutional Class/Class R613/Investor Class[10]	January 8, 2015
15.	Gotham Large Value Fund[14]	Institutional Class	September 17, 2015
16.	Gotham Hedged Plus Fund	Institutional Class	December 3, 2015
17.	TOBAM Emerging Markets Fund	Class A/Class C/Class I	March 23, 2016
18.	Gotham Enhanced 500 Plus Fund[15]	Institutional Class	June 20, 2016
19.	Gotham Hedged Core Fund	Institutional Class	June 20, 2016

(continued...)

8 Prior to March 21, 2014, the Pacific Capital U.S. Government Money Market Fund was known as the “BOH Government Money Market Fund.”

9 On March 15, 2018, Investor Class shares were added.

10 Prior to September 23, 2014, Polen Global Growth Fund was known as the “Polen Capital Global Growth Fund.”

11 On November 1, 2017, Investor Class shares were added.

12 Prior to March 25, 2015, Gotham Index Plus Fund was known as the “Gotham Index 500 Plus Fund.”

13 On June 22, 2017, Class R6 shares were added.

14 Prior to September 22, 2015, Gotham Institutional Value Fund was known as the “Gotham Large Value Fund” and prior to August 31,2018, Gotham Large Value Fund was known as the “Gotham Institutional Value Fund.”

15 Prior to February 1, 2019, Gotham Enhanced 500 Plus Fund was known as Gotham Enhanced 500 Core Fund and prior to September 28, 2016, Gotham Enhanced 500 Core Fund was known as the “Gotham Enhanced Core Fund.”

Portfolio		Classes	Series Creation Date
20.	Gotham Defensive Long 500 Fund	Institutional Class	August 17, 2016
21.	Polen International Growth Fund	Class A/Class C/Class T3/Institutional	September 28, 2016
Class/Investor Class
22.	Gotham Enhanced S&P 500 Index Fund	Institutional Class	December 30, 2016
23.	Gotham Short Strategies Fund	Institutional Class	April 19, 2017
24.	Polen U.S. Small Company Growth	Investor Class/Institutional Class/Class Y16	June 26, 2017
Fund
25.	Sirios Long/Short Fund	Class A/Adviser Class/Institutional	October 30, 2017
Class/Retail Class
26.	Polen International Small Company	Investor Class/Institutional Class	September 26, 2018
Growth Fund
27.	Gotham ESG Large Value Fund	Institutional Class	November 9, 2018
28.	Catenary V-Alternative Fund	Investor Class/Institutional Class	March 12, 2019
29.	Gotham ESG Index Plus Fund	Institutional Class	May 1, 2019
30.	Polen Global Emerging Markets Growth	Investor Class/Institutional Class	September 24, 2019
Fund
31.	Madison Avenue Solutions Government	Institutional Class/Retail Class	February 11, 2020
Money Market Fund
32.	C WorldWide International Equities	Class A/Class I	April 27, 2020
Fund
33.	Sirios Focus Fund	Class A, Advisor Class, Institutional Class	August 28, 2020
and Retail Class
34.	Polen U.S. SMID Company Growth	Investor Class/Institutional Class	January 12, 2021
Fund
35.	Polen Global SMID Company Growth	Institutional Class/Investor Class	September 21, 2021
Fund
36.	Polen China Growth Fund	Institutional Class/Investor Class	September 21, 2021
37.	Polen Global Emerging Markets ex	Institutional Class/Investor Class	September 21, 2021
China Growth Fund
38.	Ambrus Core Bond Fund[17]	Institutional Class/Investor Class	September 21, 2021
39.	Ambrus Tax-Conscious California Bond	Institutional Class/Investor Class	September 21, 2021
Fund[17]
40.	Ambrus Tax-Conscious National Bond	Institutional Class/Investor Class	September 21, 2021
Fund[17]
41.	C WorldWide Global Equities Fund	Class A/Class I	March 14, 2022
42.	Polen Bank Loan Fund	Investor Class / Institutional Class	March 14, 2022
43.	Polen Upper Tier High Yield Fund	Investor Class / Institutional Class	March 14, 2022

16 On January 26, 2021, Class Y shares were added.

17On June 21, 2022, Investor Class shares were added; and prior to June 21, 2022 the Ambrus Core Bond Fund, Ambrus Tax-Conscious California Bond Fund and Ambrus Tax-Conscious National Bond Fund, were known as the Whittier Core Bond Fund, Whittier California Tax-Conscious Bond Fund, and Whittier National Tax-Conscious Bond Fund, respectively.